SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 12, 2016

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On January 6, 2016, Endurance Specialty Holdings Ltd., a Bermuda company, or a subsidiary thereof (the “Company”), entered into amended and restated employment agreements with Michael J. McGuire, the Company’s Chief Financial Officer, Brian W. Goshen, the Company’s Chief Administrative Officer and John V. Del Col, the Company’s General Counsel. A copy of the form of amended and restated employment agreement (the “Amended Employment Agreement”) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Each Amended Employment Agreement is substantially the same as the employment agreement it replaces, except for a lengthening of the executive’s notice period for a separation from service by the executive without good reason (and an elimination of post-employment compensation and non-competition obligations under such circumstances), an update to the financial planning reimbursement benefit, additional provisions regarding the interpretation of the Amended Employment Agreement under Section 409A of the U.S. Internal Revenue Code and updates to the executives’ base salary, target annual incentive compensation opportunities and long-term incentive compensation opportunities, as applicable.

Each Amended Employment Agreement is for a one year term, followed by automatic one-year renewals unless three months’ notice is provided by the Company or six months’ notice is provided by the executive. Termination by the Company of the Amended Employment Agreement constitutes separation from service by the Company without cause. Each Amended Employment Agreement specifies for the executive an annual base salary, subject to increase in the discretion of the Board of Directors of the Company. The annual base salary specified in the Amended Employment Agreements is $575,000 for Mr. McGuire and $500,000 for Messrs. Goshen and Del Col. Each Amended Employment Agreement also provides the executive with the opportunity to earn annual incentive compensation and long-term incentive compensation, each payable at the discretion of the Board of Directors of the Company. The target annual incentive opportunity specified in the Amended Employment Agreements is 110% of base salary for Mr. McGuire and 100% of base salary for Messrs. Goshen and Del Col and the long-term incentive opportunity specified in the Amended Employment Agreements is 160% of base salary for Mr. McGuire and 150% of base salary for Messrs. Goshen and Del Col. For Messrs. McGuire and Del Col, the Amended Employment Agreement provides for reimbursement for housing and travel expenses, as well as a gross-up on U.S. taxes arising from the housing and travel expense reimbursements.

Under each Amended Employment Agreement, the Company may separate an executive’s service from the Company as a result of disability, for cause or without cause. An executive may separate his service from the Company at any time, without good reason and with good reason during a period starting three months prior to and ending two years after a change in control of the Company (a “Change in Control Period”). An executive’s service with the Company will automatically be severed upon the executive’s death.

Under each Amended Employment Agreement, in the event of separation of an executive’s service from the Company, the executive will be entitled to severance dependent upon the circumstances of the executive’s separation.

•	If the separation of an executive’s service from the Company is by the Company with cause or by the executive without good reason, the executive is entitled to receive: (i) accrued base salary through the date of separation, (ii) unreimbursed business expenses, (iii) payment for accrued and unused vacation days and (iv) reimbursement for certain repatriation related expenses.

•	If the separation of an executive’s service from the Company is as a result of the executive’s death or disability, the executive is entitled to receive the benefits listed above as well as: (i) any fully earned but unpaid annual incentive compensation for the previously completed calendar year and (ii) a prorated portion of the executive’s annual incentive compensation, calculated at target, for the current calendar year.

•	If the separation of an executive’s service from the Company is by the Company without cause, the executive is entitled to receive the benefits listed above as well as: (i) nine months of base salary, (ii) nine months continuation of medical, dental, vision and life insurance and (iii) the value of 50% of unvested long-term incentive awards.

•	If the separation of an executive’s service from the Company is by the Company without cause or by the executive with good reason, in either case during a Change in Control Period, the executive is entitled to receive the benefits listed above as well as the average of the executive’s annual incentive awards over the past three years.

To receive the severance described above, each executive is required to execute a general release of claims against the Company. Each executive’s severance may be delayed for six months following his separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, each executive’s severance may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999 as a result of the application of Internal Revenue Code Section 280G.

Under each Amended Employment Agreement, each executive is subject to non-competition and non-solicitation provisions during each executive’s notice period and for a period of six months after separation from service (other than as a result of the executive’s death or the executive’s separation from service without good reason) and ongoing confidentiality, intellectual property and non-disparagement requirements.

Concurrent with the execution of each Amended Employment Agreement, the Company entered into amended indemnification agreements with those executive officers entering into Amended Employment Agreements including Messrs. McGuire, Goshen and John V. Del Col. A copy of the amended form of indemnification agreement (the “Amended Indemnification Agreement”) is attached hereto as Exhibit 10.2 and is incorporated herein by reference. Each Amended Indemnification Agreement is substantially the same as the indemnification agreement it replaces.

Each Amended Indemnification Agreement provides that the Company will indemnify the executive to the full extent permitted by applicable law. In addition, each Amended Indemnification Agreement provides for the reimbursement by the Company of an executive’s expenses related to the defense of claims arising from the executive’s services as a director, officer, employee, agent or fiduciary of the Company. In the event indemnification is unavailable to an executive, each Amended Indemnification Agreement specifies contribution. Under each Amended Indemnification Agreement, an executive’s right to indemnification is terminated in the event the claim arises from the executive’s fraud or dishonesty in relation to the Company. In addition, an executive’s right of indemnification is limited where payment is to be made from another source, where indemnification is prohibited by law or where the claim arises as a result of liability under Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended.

The Amended Indemnification Agreement also specifies the minimum levels of directors’ and officers’ liability insurance to be purchased by the Company, the procedure for the determination of an executive’s entitlement to indemnification by the Company and the procedures to be followed in connection with the defense of third party claims subject to indemnification.

The foregoing summaries of the Amended Employment Agreement and the Amended Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the Amended Employment Agreement and Amended Indemnification Agreement attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The description of the Amended Employment Agreement and Amended Indemnification Agreement set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of Amended and Restated Employment Agreement

10.2	Form of Amended and Restated Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 12, 2016

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Amended and Restated Employment Agreement

10.2	Form of Amended and Restated Indemnification Agreement